Exhibit 10.3

PAR PETROLEUM CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

(Special Award)

1. Grant of Stock Option. As of January 5, 2015, (“the Grant Date”), Par Petroleum Corporation, a Delaware corporation (the “Company”), hereby grants a Nonstatutory Stock Option (the “Option”) to Joseph Israel (the “Optionee”), an Employee or Director of the Company, to purchase the number of shares of the Company’s common stock (the “Stock”) identified below, subject to the terms and conditions of this agreement (the “Agreement”) and the Par Petroleum Corporation 2012 Long Term Incentive Plan (the “Plan”) which is hereby incorporated herein in its entirety by reference. The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code.

2. Definitions. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise specifically provided herein.

3. Option Term. The Option shall commence on the Grant Date and terminate on the date immediately prior to the eighth (8th) anniversary of the Grant Date. The period during which the Option is in effect and may be exercised is referred to herein as the “Option Period.”

4. Number of Shares of Stock and Option Price. The number of shares of Stock subject to this Option is 65,217. The “Option Price” per share of Stock is $16.17, which is the “Fair Market Value,” as defined in the Plan, per share of Stock on the Grant Date.

5. Vesting. This Option may be exercised for the total number of shares of Stock subject to this Option in accordance with the “Vesting Dates” as follows: 25% on the first anniversary of the Grant Date, and 25% on each of the second, third and fourth anniversaries of the Grant Date, provided that the Optionee is continuously providing Services to the Company or a Company Affiliate through the applicable Vesting Date. The shares of Stock may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole shares of Stock. The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting, the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

6. Method of Exercise. The Option is exercisable by delivery of a written notice to the Secretary of the Company, at the address for notices to the Company provided below, signed by the Optionee, specifying the number of shares of Stock to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Option, in writing, at any time prior to the close of business on the business day preceding the proposed exercise date. In this Award, the Committee has determined that the Optionee may elect to have withheld from the number of shares of Stock to be issued in connection with the exercise the number of shares equal to the Option Price (a cashless exercise), provided that election shall be on a form as determined by the Committee and the Committee may in its sole discretion may disapprove of such election.

7. Restrictions on Exercise. The Option may not be exercised if the issuance of such Stock or the method of payment of the consideration for such Stock would constitute a violation of any applicable federal or state securities or other laws or regulations, including any laws or regulations or Company policies respecting blackout periods, or any rules or regulations of any stock exchange on which the Stock may be listed.

8. Termination of Employment. Voluntary or involuntary termination of the Optionee as an Employee of the Company and its Affiliates or any successor thereto shall affect Optionee’s rights under the Option as provided in Section 9 of the Plan.

9. Independent Legal and Tax Advice. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Stock acquired thereby.

10. No Rights in Stock. Subject to the terms of the Plan, Optionee shall have no rights as a stockholder until the Optionee becomes the record holder of such Stock.

11. Investment Representation. Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Stock issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Stock hereunder to comply with any law, rule or regulation that applies to the Stock subject to the Option.

12. No Guarantee of Employment or Services. The Option shall not confer upon Optionee any right to continued employment or Services with the Company or any Company Affiliate.

13. Withholding of Taxes. The Option is subject to and the Company shall have the right to take any action as may be necessary or appropriate to satisfy any federal, state, or local (foreign and domestic) tax and withholding obligations upon exercise of the Option. The Committee has determined in connection with this Award, the Participant who is an Employee may elect to have the Company withhold that number of shares of Stock otherwise deliverable to the Participant upon the exercise of the Option or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the date of exercise equal to the minimum amount required to be withheld for taxes as a result of such exercise. The election must be made in writing and must be delivered to the Company prior to the date of exercise. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part by the Committee.

14. General.

(a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

Par/Incentive Compensation/Nonstatutory Stock Option Agreement/2015 01-05 Israel, Joseph

(b) Nontransferability of Option. The Option granted pursuant to this Agreement is not transferable other than by will or by the laws of descent and distribution or by a qualified domestic relations order (as defined in Section 4l4(p) of the Internal Revenue Code). The Option will be exercisable during Optionee’s lifetime only by Optionee or by Optionee’s legal representative in the event of Optionee’s Disability. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee.

(c) Amendment and Termination. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and Company.

(d) No Guarantee of Tax Consequences, Legal Consult. The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding this Award including, without limitation, with respect to the grant and exercise of the Option and the disposition of any Stock acquired thereby.

(e) Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

(f) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

(g) Governing Law. The Option shall be construed in accordance with the laws of the State of Delaware without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law and venue shall be in Harris County, Texas.

15. Counterparts: This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Par/Incentive Compensation/Nonstatutory Stock Option Agreement/2015 01-05 Israel, Joseph

IN WITNESS WHEREOF, the Company, as of the Grant Date has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto executed this Agreement as of the same date.

PAR PETROLEUM CORPORATION

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:	Chief Financial Officer

OPTIONEE:

/s/ Joseph Israel
Signature

Name:	Joseph Israel
Address:	800 Gessner Rd., Ste. 875
Houston, TX 77024

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Par/Incentive Compensation/Nonstatutory Stock Option Agreement/2015 01-05 Israel, Joseph